SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – July 16, 2008

THE BANK OF NEW YORK MELLON CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-52710	13-2614959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Wall Street New York, New York	10286
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code – (212) 495-1784

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(c)	On July 16, 2008, Thomas P. Gibbons, in connection with becoming the registrant’s new Chief Financial Officer effective July 1, 2008, agreed to waive his right under his Transition Agreement dated June 26, 2007 with The Bank of New York Company, Inc. (and assumed by the registrant) to receive certain benefits if he elected to terminate his employment with the registrant for any reason during the thirty-day period immediately following the thirty-month anniversary of the merger of The Bank of New York Company, Inc. and Mellon Financial Corporation (which occurred on July 1, 2007). Mr. Gibbons also agreed that the change of his responsibilities in becoming the Chief Financial Officer would not constitute “Good Reason” under the Transition Agreement for his termination of employment. The terms of the Transition Agreement were described under the caption “Interests of Certain Persons in the Transaction – New Severance and Other Compensation and Benefits Arrangements – Bank of New York Transition Agreements” in the Joint Proxy Statement/Prospectus dated April 17, 2007 of The Bank of New York Company, Inc. and Mellon Financial Corporation filed with the Securities and Exchange Commission on April 17, 2007 as part of Amendment No. 2 to the registrant’s Registration Statement No. 333-140863 on Form S-4, which is incorporated herein by reference. On July 7, 2008, upon the condition that Mr. Gibbons agree as stated above, the Human Resources and Compensation Committee of the Board of Directors approved an increase in Mr. Gibbons’ base annual salary from $625,000 to $650,000, and approved the grant to Mr. Gibbons of a stock option on July 21, 2008 for 38,152 shares of common stock of the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Bank of New York Mellon Corporation
(Registrant)

Date: July 17, 2008	By:	/s/ Arlie R. Nogay
	Name:	Arlie R. Nogay
	Title:	Corporate Secretary